Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

CONTACT: Marty McKenna                (312) 928-1901

January 27, 2016

Equity Residential Announces Closing of Sale of 23,262 Apartment Units to Starwood Capital Group for $5.365 Billion

Chicago, IL - January 27, 2016 - Equity Residential (NYSE: EQR) today announced the closing of the sale, for $5.365 billion, of 72 properties, consisting of 23,262 apartment units that it had agreed to sell to controlled affiliates of Starwood Capital Group, as previously announced on October 26, 2015. The sale of 71 of the properties closed on January 26, 2016 and the company expects the final property sale to close later today.

Advisors
Neal, Gerber & Eisenberg LLP served as Equity Residential’s legal advisor and Kirkland & Ellis LLP and Paul Hastings LLP served as Starwood’s legal advisors on this transaction.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets.  Equity Residential owns or has investments in 318 properties consisting of 85,906 apartment units primarily in Boston, New York, Washington, D.C., Seattle, San Francisco and Southern California. For more information on Equity Residential, please visit our website at www.equityapartments.com.